Exhibit (h)(7)

                                    AMENDMENT
                                       TO
                               SERVICES AGREEMENT

      This Amendment (the "Amendment") is made as of December 3, 2007 and retroactive to December 1, 2006, by and between, KELMOORE STRATEGIC TRUST, a Delaware statutory trust (the "Trust") and PFPC INC., a Massachusetts corporation ("PFPC").

                                   BACKGROUND:

A. The Trust and PFPC Inc. (formerly, First Data Investor Services Group, Inc.) are parties to a Services Agreement dated as of May 3, 1999, as amended to date (the "Agreement").

B. The parties desire to extend the initial term of the Agreement, update the description of services provided thereunder.

C. This Background section and the Schedule to this Amendment are hereby incorporated by reference in and made a part of this Amendment.

                                     TERMS:

The parties hereby agree that:

      1. All references to "Investor Services Group" are hereby deleted and replaced with "PFPC."

      2.    Section 3.l(d) of the Agreement is hereby deleted in its entirety.

      3. The first three sentences under Section 6.1 of the Agreement are hereby deleted and replaced with the following:

                  As compensation for services rendered by PFPC during the term of this Agreement, the Trust will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Trust and PFPC. In addition, the Trust agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by PFPC in the performance of its duties hereunder.

      4.    A new section 6.8 is added to the Agreement as follows:

                  The Trust hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Trust in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Trust relating to this Agreement have been fully disclosed to the Board of Directors/Trustees of the Trust and that, if required by applicable law, such Board of Directors/Trustees has approved or will approve the terms of this Amendment, any such fees and expenses, and any such benefits.

      5. Section 12.1 of the Agreement is hereby deleted and replaced with the following:

                  This Agreement shall be effective as of the date first set forth above and unless terminated pursuant to its terms shall continue up to but not including May 1, 2009 (the "Initial Term").

      6. The following clause is hereby deleted from Section 12.2: "and not more than one-hundred eighty (180) days".

      7.    The definition of Renewal Terms in the first sentence of Section
            12.2 of the Agreement is hereby amended by replacing the phrase "three (3) years" with "one (1) year."

      8.    The address for notices to PFPC and the Trust as set forth in
            Article 18 is deleted and replaced with the following:

                        PFPC Inc.
                        301 Bellevue Parkway
                        Wilmington, Delaware 19809, Attention: President

                        With a copy to PFPC's general counsel

                        Kelmoore Strategic Trust
                        2465 E. Bayshore Road
                        Suite 300
                        Palo Alto, CA 94303
                        Attention: Matthew Kelmon

                        With a copy to Kelmoore Investment Company's general counsel.

      9. The provisions of Schedules A and B to the Agreement are deleted in their entirety and replaced with Schedules A and B hereto. The provisions in Schedule C to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "Schedule C

                            [Intentionally Omitted]"

10.   MISCELLANEOUS.

      (a) Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

      (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

      (c) The Agreement, as amended hereby, together with its Exhibits and Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

      (d) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

      (e) This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

KELMOORE STRATEGIC TRUST

By: /s/ Shawn K. Young
    --------------------
Name: Shawn K. Young
Title: CFO

PFPC INC.

By: /s/ Jay F. Nusblatt
    --------------------
Name: Jay F. Nusblatt

Title: Senior Vice President

                                   SCHEDULE A

                               LIST OF PORTFOLIOS

                            Kelmoore Strategy(R) Fund

                         Kelmoore Strategy(R) Eagle Fund

                        Kelmoore Strategy(R) Liberty Fund

                        Kelmoore Strategy(R) Capitol Fund

                                   SCHEDULE B

                                 DUTIES OF PFPC

I.    TRANSFER AGENCY AND SHAREHOLDER SERVICES

      (a) SHAREHOLDER INFORMATION. PFPC shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification.

      (b) SHAREHOLDER SERVICES. PFPC shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between PFPC and the Trust.

      (c)   SALES OF SHARES.

         o PFPC shall not be required to issue any shares of the Trust where it has received a Written Instruction from the Trust or official notice from any appropriate authority that the sale of the Shares of the Trust has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of PFPC to rely on such Written Instructions or official notice.

         o In the event that any check or other order for the payment of money is returned unpaid for any reason, PFPC will endeavor to: (i) give prompt notice of such return to the Trust or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such other actions as PFPC and the Trust may from time to time deem appropriate.

      (d)   TRANSFER AND REPURCHASE.

         o PFPC shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Trust's Prospectus.

         o PFPC will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as PFPC reasonably may deem necessary.

         o PFPC reserves the right to refuse to transfer or repurchase Shares until it is reasonably satisfied that the endorsement on the instructions is valid and genuine. PFPC also reserves the right to refuse to transfer or repurchase

            Shares until it is reasonably satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

         o When Shares are redeemed, PFPC shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Trust or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Trust and Shares attributed to individual accounts.

         o PFPC shall upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in Oral or Written Instructions received by PFPC from the Trust or otherwise pursuant to the Prospectus.

         o PFPC shall not process or effect any repurchase with respect to Shares of the Trust after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Trust.

      (e)   DIVIDENDS.

         o Upon the declaration of each dividend and each capital gain distribution by the Board of Directors of the Trust with respect to Shares of the Trust, the Trust shall furnish or cause to be furnished to PFPC Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

         o On or before the payment date specified in such resolution of the Board of Directors, the Trust will provide PFPC with sufficient cash to make payment to the Shareholders of record as of such payment date.

         o If PFPC does not receive sufficient cash from the Trust to make total dividend and/or distribution payments to all Shareholders of the Trust as of the record date, PFPC will, upon notifying the Trust, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to PFPC.

      (f) RETIREMENT PLANS. In connection with the individual retirement account, simplified employee pension plan, rollover individual retirement plan, educational IRA 'and ROTH individual retirement account (each hereinafter referred to as an "IRA" and, collectively, the "IRAs") within the meaning of
Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") offered by the Trust, PFPC shall provide the following administrative services in addition to those services described herein:

         o Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

         o  Record method of distribution requested and/or made;

         o  Receive and process designation of the beneficiary forms;

         o Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

         o Prepare any annual reports or returns required to be prepared and/or filed by a custodian of an IRA, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/Beneficiary; and

         o  Perform applicable federal withholding and send
            Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

      (g) CASH MANAGEMENT SERVICES. PFPC shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. The Trust acknowledges (i) PFPC may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of PFPC; (ii) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees");
(iii) PFPC shall retain any excess Balance Credits for its own use; (iv) Balance Credits will be calculated and applied toward the Trust's Banking Service Fees regardless of the Service Account balance sweep described in Sub-Section (i); and (v) PFPC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and shall retain any benefits obtained from any arrangements with such vendors, including any commission or return on float paid to it by any such vendors.

      (h) LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

      o  documentation of search policies and procedures;

      o  execution of required searches;

      o tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

      o preparation and submission of data required under the Lost Shareholder Rules.

"Lost Shareholder" services will not be performed by PFPC on any shareholder accounts that are broker-controlled accounts where PFPC is not able to identify and depict "RPO" status. Except as set forth above, PFPC shall have no responsibility for any escheatment services.

II. ADMINISTRATION SERVICES. PFPC will be responsible for performing the following administrative services for the Trust:

      (a) Maintaining office facilities (which may be in the offices of PFPC or a corporate afiliate) and furnishing corporate officers for the Trust;

      (b) Furnishing data processing services, clerical services, and executive and administrative services and standard stationery and office supplies;

      (c) Performing the functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, including:

         o  Expense Accrual Monitoring

         o Determine and provide monthly to Adviser the income and capital gains available for distribution, excluding any adjustments for straddles

         o Preparation of materials for review by the Board, e.g., Rules 2a-7, 10f-3, l7a-7, 17e-1 and 144A

         o  Creation of expense pro formas for new Portfolios/classes

         o  Reporting to investment company reporting agencies (e.g., Lipper)

         o  Monthly Sub-M Compliance Testing

      (d) Utilizing PFPC's typesetting infrastructure and the services of a third party print vendor ("Print Vendor"), prepare reports to the Trust's Shareholders and the SEC including, but not necessarily limited to, Form N-Q, Annual Reports, Semi-Annual Reports and Form N-SAR. PFPC will be responsible for paying the Print Vendor's fees. For the avoidance of doubt, PFPC will retain the difference between the amount paid to PFPC hereunder and the fees PFPC pays to the Print Vendor;

      (e) Preparing and providing to the Trust's independent public accounting firm for review and approval, and file the Trust's tax returns. Providing shareholder tax information to the Trust's transfer agent;

      (f) Assisting the Adviser, at the Adviser's request, and at a fee reasonably agreed to in writing, in monitoring and developing compliance procedures for the Trust which will include, among other matters, procedures to assist the Adviser in monitoring compliance with each Portfolio's investment objective, policies, restrictions, tax matters and applicable laws and regulations;

      (g)   Performing "Blue Sky" compliance functions, as follows:

Effecting and maintaining, as the case may be, the registration or notification of Shares of the Trust for sale under the securities laws of the jurisdictions listed in the Written Instructions of the Trust, which instructions will include the amount of Shares to be registered as well as the warning threshold to be maintained. Any Written Instructions not received at least 45 days prior to the date the Trust intends to offer or sell its Shares cannot be guaranteed a timely notification to the states.

      o Filing with each appropriate jurisdiction the appropriate materials relating to the Trust.

      o Providing to the Trust quarterly reports of sales activity in each jurisdiction in accordance with the Written Instructions of the Trust. Sales will be reported by shareholder residence. NSCC trades and order clearance will be reported by the state provided by the dealer at the point of sale. Trades by omnibus accounts will be reported by trustee state of residence in accordance with the Written Instructions of the Trust outlining the entities which are permitted to maintain omnibus positions with the Trust.

      o In the event sales of Shares in a particular jurisdiction reach or exceed the warning levels provided in the Written Instructions of the Trust, PFPC will promptly notify the Trust with a recommendation of the amount of Shares to be registered in such jurisdiction and the fee for such registration. PFPC will not register additional Shares in such jurisdiction unless and until PFPC shall have received Written Instructions from the Trust to do so.

If PFPC is instructed by the Trust not to register Shares in a particular jurisdiction, PFPC will use commercially reasonable efforts to cause any sales in such jurisdictions to be blocked.

In connection with blue sky filings, the Trust hereby grants PFPC a limited power of attorney on behalf of the Trust to sign all blue sky filings and other related documents in order to effect such filings. The Trust will provide PFPC a listing of all jurisdictions in which each Portfolio (and class thereof) is lawfully available for sale and in which the Trust desires PFPC to effect a blue sky filing.

The Trust acknowledges that PFPC may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

      (h)   Performing corporate secretarial services including the following:

      o     Assist in maintaining corporate records of Trust

      o Develop and maintain calendar of annual and quarterly board approvals and SEC regulatory filings

      o Prepare notice, agenda and resolutions for quarterly board meetings and quarterly committee meetings; attend meetings; make presentations where appropriate; prepare minutes; prepare follow up issues list

      o     Draft written consent votes where needed

      (i)   Performing the following regulatory and other services:

      o Prepare the Trust's annual and semi-annual shareholder reports, and prepare and coordinate the filing of Forms N-CSR, N-Q and N-PX (with the Trust providing the voting records in the format required by
            PFPC);

      o Prepare and coordinate the filing of annual Post-Effective Amendments to the Trust's Registration Statement; prepare and file (or coordinate the filing of) (i) semi-annual reports on Form N-SAR and (ii) Notices pursuant to Rule 24f-2;

      o Communicate significant regulatory or legislative developments to Trust management and directors

      o Maintain effective communication with outside counsel and review legal bills of outside counse1

      o Coordinate the printing and mailing process with outside printers for all shareholder publications

      o Administratively assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Trust in accordance with the requirements of Rule 17g-1 and 17d-l(d)(7) under the 1940 Act as such bond and policies are approved by the Trust's Board of Trustees and coordinate the filing of the Trust's fidelity bond with the SEC in accordance with the requirements of Rule 17g-1 under the 1940 Act

      o Assist in monitoring Trust Code of Ethics reporting and provide such reports to the person designated under the Trust's Code

      o Provide compliance policies and procedures related to services provided to the Trust by PFPC and, if mutually agreed, certain PFPC affiliates, summary procedures thereof and an annual certification letter

      o Perform such additional administrative duties relating to the administration of the Trust as may subsequently be agreed upon in writing between the Trust and PFPC

      o     Assist the Trust in handling of SEC examinations

      (j) All regulatory services are subject to the review and approval of Trust counsel. Notwithstanding any provision of the Agreement or schedules thereto, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Trust or any other person

III.  FUND ACCOUNTING SERVICES

      PFPC will perform fund accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Trust as may be required by Section 31(a) of the 1940 Act) as follows:

      o     Daily, weekly, and Monthly Reporting

      o     Portfolio and General Ledger Accounting

      o     Daily Valuation of all Portfolio Securities

      o     Daily NAV Calculation

      o Review research of price tolerance/fluctuation report to market movements and events

      o     Research of items appearing on the price exception report

      o     Security trade processing

      o     Daily cash and position reconciliation with the custodian bank

      o Daily updating of price and distribution rate information to the Transfer Agent/Insurance Agent

      o     Daily support and report delivery to Portfolio Management

      o     Daily calculation of Portfolio adviser fees and waivers

      o     Daily investable cash call

      o     Monitor and research aged receivables

      o Collect aged income items and perform reclaims reconciliations with the custodian bank

      o     Update NASDAQ reporting

      o Daily maintenance of each Portfolio's general ledger including expense accruals

      o     Daily NAV per share notification to other vendors as required

      o     Monthly calculation of Portfolio total returns

      o     Preparation of month-end reconciliation package

      o     Monthly reconciliation of Portfolio expense records

      o     Application of monthly pay down gain/loss

      o     Preparation of all annual and semi-annual audit work papers

                             EXHIBIT 1 TO SCHEDULE B

                              PERFORMANCE STANDARDS

STANDARDS:

FUND ACCOUNTING:

The following standards will be met 95% of the time measured on a quarterly basis:

      o NAV's calculated accurately, provided all information from external vendors or fund manager is correct*

      o     Information to NASDAQ is reported within timeframes*

      o Daily bulletin is released by 7:00 p.m., ET, provided all information from external vendors or fund managers is received in a timely basis

FUND ADMINISTRATION/TAX AND COMPLIANCE:

The following standard will be met 100% of the time:

      o     All SEC and IRS regulatory requirements will be met*

      o ALL tax returns to be provided to the Trust's independent public accounting firm within 6 months after the applicable fiscal year end.

PROCESSING:

The following standards will be met 95% of the time measured on a quarterly basis, minimum of 50 items per standard measured:

      o New accounts in good order will be established on the Transfer Agent System on the same day received*

      o Shareholder transactions in good order will be processed on the Transfer Agent System on the same day received*

      o Correspondence will be completed within five (5) business days of receipt

      o Fulfillment requests will be mailed within two (2) business days of receipt.

      o Maintenance items will be completed within five (5) business days of receipt

PRINT/MAIL:

The following standards will be met 95% of the time measured on a quarterly basis, minimum of 50 items per standard measured:

      o Daily confirmations will be mailed to shareholders within two (2) business days*

      o Check requests will be mailed to shareholders within two (2) business days

      o Quarterly Statements will be mailed to shareholders within five (5) business days from quarter end

* Priority A Standards. All other measurements are considered Priority B Standards.

MEASUREMENT:

Measurement of the Performance Standards shall not become effective until 90 days following the Commencement Date.

PENALTIES:

PENALTIES FOR PRIORITY A STANDARDS:

      o The penalty for missing the same Performance standard in one (1) quarter is written notice.

      o The penalty for missing the same Performance Standard two (2) quarters in succession is termination of this Agreement in accordance with Section 12.5 hereof.

PENALTIES FOR PRIORITY B STANDARDS:

      o The penalty for missing the same Performance Standard in one (1) quarter is written notice.

      o The penalty for missing the same Performance Standard two (2) quarters in succession is a 10% reduction in the quarterly fee for such service for the second quarter.

      o The penalty for missing the same Performance Standard three (3) quarters in a rolling six (6) quarter period is a 20% reduction in the quarterly fee for such service for the third quarter.

                                 December 3, 2007
                                 Retroactive to December 1, 2006

KELMOORE STRATEGIC TRUST

  RE: AMENDED AND RESTATED SERVICES FEES

Dear Sir/Madam:

      This letter, amended and restated as of December 3, 2007 and retroactive to December 1, 2006, constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Services Agreement dated May 3, 1999 between Kelmoore Strategic Trust ("you" or the "Fund') and PFPC, as amended from time to time (the "Agreement") for service provided on behalf of each of the Fund's investment portfolios ("Portfolio"). Pursuant to Section 6.1 of the Agreement, and in consideration of the services to be provided to each Portfolio, the Fund will pay PFPC certain fees and reimburse PFPC for its out-of-pocket expenses incurred on its behalf, as set forth below. This fee letter supersedes all previous fee letters or schedules with regard to the fees set forth herein.

A.    ADMINISTRATION AND ACCOUNTING SERVICES:

      1.    ASSET BASED FEES:

            The following annual fee will be calculated daily based upon the aggregate average net assets of the Fund and paid monthly:

      .00110% of the Fund's first $250 million of aggregate average net assets; .00080% of the Fund's next $500 million of aggregate average net assets; .00050% of the Fund's next $1 billion of aggregate average net assets; and .00035% of the Fund's aggregate average net assets in excess of $1.5 billion.

      2.    MONTHLY BASE FEE:

            The monthly base fee will be $2,500 per Portfolio.

      3.    WAIVER:

            For each new Portfolio on PFPC's systems, PFPC will waive a percentage of its asset based fee and monthly base fee as set forth below:

            Month 1:    100%
            Month 2:    100%
            Month 3:     80%
            Month 4:     80%
            Month 5:     65%
            Month 6:     65%
            Month 7:     45%
            Month 8:     30%
            Month 9:     30%

            Month 10:   25%
            Month 11:   20%
            Month 12:   10%

            This waiver is for administration and accounting services fees only and excludes out-of-pocket expenses.

      4.    OUT-OF-POCKET EXPENSES:

            The Fund will reimburse PFPC for out-of-pocket expenses incurred on the Fund's behalf, including, but not limited to, postage, telephone, telex, overnight express charges, conversion and deconversion costs, costs to obtain independent security market quotes, cost of access to the data repository and analytics suite system, Blue Sky filing or registration fees, vendor set-up charges for Blue Sky and other services, EDGAR filing fees, vendor pricing comparison, SAS 70 reporting costs (if applicable), cost of using financial printer for automated financial statements, negotiated time and materials for development and programming costs including web, statement and file development, customization of web fulfillment (if applicable), bulk mailings and reproduction charges and travel expenses incurred for Board meeting attendance.

B.    TRANSFER AGENCY SERVICES:

      1)    ACCOUNT FEE:

      Open direct account:                   $20.00 per account per annum
      Open NT3 account:                      $18.00 per account per annum
      Inactive Account:                      $ 3.60 per account per annum

      Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are generally purged quarterly based on an 18-month retention cycle.

      2)    MINIMUM MONTHLY FEE:

      The minimum monthly fee will be $2,000 for each no-load Portfolio, exclusive of transaction charges, Fund/SERV\Networking charges, lost shareholder search/reporting fees, advanced output services fees, IRA, 403(b) plan and defined contribution/benefit plans fees, programming costs and out-of-pocket expenses and miscellaneous fees.

      3)    IRA, 403(b) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:

      Annual maintenance fee:                  $12,000 per account per year

      4)    PFPC FUNDSERV FEES (IF APPLICABLE):

      PFPC Setup fee:                          $ 1,000.00 one-time setup charge

      Monthly maintenance fee:                 $ 50.00 per Portfolio

      5)    NETWORKING PROCESSING FEES (IF APPLICABLE):

      PFPC Setup fee:                          $ 1,000.00 one-time setup charge

Monthly maintenance fee:                $75.00 per Portfolio

6)    LOST SHAREHOLDER SEARCH/REPORTING FEE:

$2.75 per account search

7)    ADVANCED OUTPUT SERVICES.

IMPLEMENTATION FEE:

      $5,000.00 - WAIVED
      $150.00/hr. Multi-check and non-standard

TESTING APPLICATION OR DATA REQUIREMENTS: $3.00/fax

WORK ORDER:

$15.00 per workorder

DAILY WORK (CONFIRMS):

      Hand: $71/K with $20.00 minimum (includes 1 insert) $0.07/each additional insert

      Machine: $42/K with $15.00 minimum (includes 1 insert) $0.0l/each additional insert

DAILY CHECKS*:

      Hand: $91/K with $30.00 minimum daily (includes 1 insert) $0.08/each additional insert

      Machine: $52/K with $20.00 minimum (includes 1 insert) $0.0l/each additional insert

      * There is a $3.00 charge for each 3606 Form sent.

STATEMENTS:

      Hand: $78/K with $20.00 minimum (includes 1 insert) $0.08/each additional insert
                            $125/K for intelligent inserting

      Machine: $52/K with $20.00 minimum (includes 1 insert) $0.01 each additional insert
                            $58.K for intelligent inserting

PERIODIC CHECKS:

      Hand: $91/K with $30.00 minimum (includes 1 insert) $0.08/each additional insert

      Machine: $52/K with $30.00 minimum (includes 1 insert) $0.0l/each additional insert

12B1/DEALER COMMISSION CHECKS/STATEMENTS: $0.78/each envelope with $30.00 minimum

SPAC REPORTS/GROUP STATEMENTS: $78/K with $20.00 minimum

LISTBILLS: $0.78 per envelope with $20.00 minimum

PRINTING CHARGES: (price ranges dependent on volumes)

      $0.08/per confirm/statement/page
      $0.115/per check

FOLDING (MACHINE):          $18/K

FOLDING (HAND):             $.12 each

PRESORT CHARGE:             postage rate
                            $0.035 per piece

COURIER CHARGE:             $25.00 for each on call courier trip/or actual cost
                            for on demand

OVERNIGHT CHARGE:           $3.50 per package service charge plus Federal
                            Express/Airborne charge

INVENTORY STORAGE:          $20.00 for each inventory location as of the 15th
                            of the Month

INVENTORY RECEIPT:          $20.00 for each SKU/Shipment

HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC....  $24.00 per hour

SPECIAL PULLS:              $2.50 per account pull

BOXES/ENVELOPES:            Shipping boxes                 $0.85 each
                            Oversized Envelopes            $0.45 each

FORMS DEVELOPMENT/PROGRAMMING FEE: $100/hr

SYSTEMS TESTING:            $110/hr

CUTTING CHARGES:            $l0.00/K

8) PROGRAMMING COSTS. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this fee letter:

      DEDICATED TEAM:       Programmer:                    $100,000 per year
                            BSA:                           $ 85,000 per year
                            Tester:                        $ 65,000 per year

      System Enhancements (Non-Dedicated Team): $150/hour/programmer

9) MISCELLANEOUS CHARGES. The Fund shall be charged for the following products and services as applicable:

      o     Ad hoc reports

      o     Ad hoc SQL time

      o     COLD Storage

      o     Digital Recording

      o     Banking Services, including incoming and outgoing wire charges

      o     Microfiche/microfilm production

      o     Magnetic media tapes and freight

      o     Manual Pricing

      o Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

      10) OUT-OF-POCKET EXPENSES include, but are not limited to, telephone lines, postage, mailgrams, hardware/phone lines for transmissions, terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines, wire fees, ACH charges, exchange fee, record retention, b/c notices, account transcripts, labels, user tapes, proxy solicitations, mailings and tabulations, shipping, certified and overnight mail and insurance, duplicating services, distribution and redemption check issuance, federal reserve charges for check clearance, overtime as approved by the Fund, temporary staff, as approved by the Fund, record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors, third party audit reviews, insurance, travel expenses, and expenses incurred at the direction of the Fund. Out-of-pocket expenses are billed as they are incurred.

      11) SHAREHOLDER EXPENSES include, but are not limited to: IRA/Keogh processing, exchange fees between portfolios, requests for account transcripts, returned checks, lost certificate bonding, overnight delivery as requested by the shareholder, and wire fee for disbursement if requested by the shareholder. Shareholder expenses are billed as they are incurred.

C.    MISCELLANEOUS.

            After the one year anniversary of the effective date of this fee letter, PFPC may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted)
      - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Fund's monthly fees (or the effective date absent a prior such adjustment).

            If during the next three years, PFPC is removed from the Services Agreement, PFPC will recoup from the Fund 100% of the fees waived during the first three year(s).

            The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

      If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                         Very truly yours,

                                         PFPC INC.

                                         By: /s/ Jay F. Nusblatt
                                             -------------------
                                         Name: Jay F. Nusblatt

                                         Title: Senior Vice President


Agreed and Accepted:

KELMOORE STRATEGIC TRUST

By: /s/ Shawn K. Young
    ------------------
Name: Shawn K. Young
Title: CFO